UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CODE REBEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	46-4825060
(State of incorporation or organization)	(I.R.S. Employe rIdentification No.)

77 Ho’okele Street, Suite 102, Kahului, Hawaii	96732
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-203089

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.                      Description of Registrant's Securities to be Registered.

The information required by this Item is included under the captions “Description of Capital Stock” (pages 55-58), “Dividend Policy” (page 28), and “Shares Eligible for Future Sale” (pages 62-63) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-1, Registration No. 333-203089 (“Form S-1”), which information is incorporated herein by this reference.

Item 2.                      Exhibits.

The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-1).

2.	(a)	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) on November 18, 2014).
	(b)	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the SEC on November 18, 2014).
	(c)	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the SEC on November 18, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CODE REBEL CORPORATION

Dated: May 6, 2015	By: /s/ Arben Kryeziu
Arben Kryeziu
Chairman and Chief Executive Officer

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-1, Registration No. 333-203089, declared effective on May 7, 2015 (“Form S-1”), as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-1).

2.	(a)	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) on November 18, 2014).
	(b)	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the SEC on November 18, 2014).
	(c)	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the SEC on November 18, 2014).